UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		December 13, 2024

HYSTER-YALE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54799	31-1637659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 Landerbrook Drive, Suite 300
Cleveland	(440)
OH	449-9600	44124-4069
(Address of principal executive offices)	(Registrant's telephone number, including area code)	(Zip code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	HY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2024, the Compensation and Human Capital Committee (the “Compensation Committee”) of the Board of Directors of Hyster-Yale, Inc. (the “Company”), as part of the Company’s previously disclosed long-term succession planning process, approved adjustments to the compensation for Anthony Salgado, the Chief Operating Officer of the Company’s operating subsidiary, Hyster-Yale Materials Handling, Inc. (“HYMH”), both on a merit basis and due to his promotion to Chief Executive Officer of HYMH, in each case effective January 1, 2025 (the “Effective Date”). Mr. Salgado’s base salary will increase to an annual rate of $768,439 per year, effective as of the Effective Date. In addition, Mr. Salgado’s compensation will be further adjusted for these reasons as follows: continued participation in the Company’s Annual Incentive Compensation Plan, with his target cash opportunity increased from 70% of his prior role’s salary midpoint (which was $797,500 for 2024) to 75% of his new role’s salary midpoint (which is $871,200 for 2025); continued participation in the Company’s Long-Term Equity Incentive Plan, with his target opportunity increased from 145% of his prior role’s salary midpoint to 160% of his new role’s salary midpoint; and his perquisite cash allowance increased from $30,000 to $35,000 per year.

In addition, on December 13, 2024, and also in furtherance of the Company’s long-term succession planning process, the Compensation Committee approved adjustments to the compensation for Alfred M. Rankin, Jr., the Executive Chairman of the Board. Mr. Rankin’s base salary will be adjusted from the amount set for 2024 of $1,041,926 to an annual rate of $1,009,411 per year, effective as of the Effective Date. Mr. Rankin’s continued participation in the Company’s Annual Incentive Compensation Plan will remain at the same rate, with his target cash opportunity set at 90% of his role’s salary midpoint (which is $1,009,411 for 2025), and his continued participation in the Company’s Long-Term Equity Incentive Plan will also remain at the same rate, with his target opportunity set at 220% of his role’s salary midpoint. Additionally, Mr. Rankin’s perquisite cash allowance will remain at $40,000 per year.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 19, 2024		HYSTER-YALE, INC.

		By:	/s/ Suzanne Schulze Taylor
Name: Suzanne Schulze Taylor
Title: Senior Vice President, General Counsel and Secretary